UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Plantronics, Inc.
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Poly Employee FAQs - March 28,2022

What is happening?

Poly and HP entered into a definitive merger agreement by which HP will acquire Poly in an all-cash transaction. This merger is expected to position the combined company as a global leader in enterprise-grade technology that will allow professionals to connect and work with each other anywhere and everywhere.

When is it happening?

The merger agreement has been signed, but we are still operating as an independent company until the merger is completed, and it is still business as usual for Poly. The completion of the merger is subject to certain customary conditions, including obtaining required regulatory approvals and the approval of Poly's stockholders. We will provide information as we know more, but the transaction is expected to close by the end of calendar 2022.

What will the companies be doing in this period between signing and closing?

Until closing, it is business as usual for Poly. Both HP and Poly will continue to work as separate, independent companies and will continue their normal employee, customer, supplier and business partner interactions as they had been doing before this announcement.

Prior to closing, the companies are allowed to plan for integration but may not implement any plans until day 1 post-closing.

 Why? What value does this bring to Poly?

We believe this is a compelling transaction for Poly and provides a number of benefits for our stockholders, holders of our equity awards, employees, customers and business partners.

First, combining with HP will allow us to go to market around the world at significantly greater scale, with a recognized market leader in bringing technology to the enterprise during a time of incredible transformation and disruption in the workplace.

On the product side, HP’s complementary and broad range of computing, device management, security, and digital solutions will give our combined companies a unique industry platform to address the ever-increasing need for sophisticated, and integrated, business infrastructure. Particularly as there is increased demand for remote and hybrid work solutions, the merging of our technologies is expected to super charge innovation for industry-leading solutions to better adapt to the evolving workspace from end-to-end.

As a business, this will afford us an opportunity to scale our business in new ways, and reach new markets and channels with a like-minded partner who brings highly complementary technologies and relationships to the table.

It also creates operational scale - for example, we expect to be in a different position when it comes to working with component suppliers, or transportation logistics providers, when we are part of an organization that generates significantly more revenue than Poly does on a standalone basis.

Finally, we share the same vision with the senior leaders at HP when it comes to transforming the future of work. Poly’s people, culture, and spirit of innovation are every bit as important to HP as our product roadmap.

Simply put, we believe combining our strengths with HP puts every one of us in a stronger competitive position, significantly increases our growth opportunities and creates significant differentiation with the ability to address customer demands with an unprecedented solution breadth for the hybrid work environment.

How is this combination of the two companies good for Poly employees?

Poly's leadership and Board believe that the combination of our two companies provide employees:

●	The opportunity to work for a leading global company with significantly increased earnings capacity and the financial wherewithal to maintain a competitive compensation and benefits environment;
●	Enhanced opportunities to enable employees to further their careers by expanding roles, skill development and increased leadership opportunities;
●	An opportunity to gain new expertise or maximize current abilities with recognized industry-leading technologies and best practices; and
●	Increased opportunities to work side by side with employees who are experts and thought leaders in our field, to focus on innovation and utilize creativity.

In addition, all existing Poly equity awards will be cashed out in the transaction at the same value per share as Poly's stockholders are receiving.

How will this impact my role? Will I lose my job? Do you anticipate Layoffs?

There will be no immediate impact to your role as a result of this transaction. Both Poly and HP will continue to operate as separate companies until the transaction closes - so it’s business as usual.

We will share updates as we are able to do so.

It is important to note that a key driver for the decision to acquire Poly was our people, and HP looks forward to getting to know each of you and learn more about Poly's operations.

You have our commitment to communicate openly and regularly as we are able to do so, while adhering to all local employment regulations and practices.

 Will we keep driving our strategy, strategic imperatives, vision and values?

Yes, we will continue our ordinary course of business and foundational to that is pursuing our vision, values, strategic imperatives, and asset management philosophy with the same passion, focus and dedication that we have been. Continuing our culture of teamwork, continuous improvement, accountability and value creation will be crucial to our continued success.

Does this impact who I report to / leadership?

There will be no immediate impact to your direct reporting lines.

Poly's existing leadership team will continue through closing, and both companies look forward to working together to build an integration plan over the coming months with the intention of rapidly and successfully implementing that plan after close.

Will there be severance for employees who are not retained?

Both companies have a history of treating employees who are impacted by a reduction in force with fairness and of providing severance that is consistent with the practices in the markets in which we operate. We expect, as part of our integration plan, to develop guidelines with respect to severance that treat employees impacted within both companies fairly.

Will this impact my compensation or benefits at all (salary, bonus, commissions, 401k, healthcare benefits, paid sick and leave time, etc.)?

No. Both Poly and HP will continue to operate as separate companies until the transaction closes - so it’s business as usual and all of your compensation and benefits remain under Poly's compensation and benefits programs and plans. As a result, we do not anticipate making any adjustments to compensation or benefit programs for employees at Poly between now and the date the acquisition closes, other than those that might occur in the normal course of business for Poly.

Between now and closing, we will be engaging with HP and Poly’s integration planning teams to work toward a goal of harmonizing the compensation and benefit programs across the combined companies, which may require adjustments in some compensation and benefit programs. However, we will work toward ensuring that the combined companies' compensation and benefit programs will be attractive and competitive in the markets in which we compete. Both companies regularly review market conditions and incentive practices to maintain market competitiveness. This practice will continue under the combined organization.

Will this impact Poly stock that I own either outright or through the ESPP?

If the merger is completed, all outstanding shares of Poly stock will be converted and paid at $40.00 per share, irrespective of where Poly stock is trading on that date.

What happens to unvested RSUs or PSUs that were previously granted to me?

Upon completion of the merger, each share of Poly's RSUs and PSUs granted prior to March 25, 2022 will be cancelled and converted into a right to receive a cash payment equal to the number of RSU or PSU (based on level of achievement of performance goals) multiplied by the $40 purchase price per share. The amounts paid will be reduced by applicable withholding taxes and will be paid as soon as reasonably practicable following the closing.

Can I buy or sell stock right now?

Solely as a result of the announcement of the merger, you are not restricted from buying or selling Poly stock between signing and closing, however securities laws and Poly's trading policies continue to apply during this time (including those relating to the possession of material, nonpublic information and restrictions on those employees required to pre-clear and trade only during an open trading window.)

Will I still be eligible for my annual bonus?

Yes, Poly's Annual Incentive Plan for fiscal year 2022 will continue in the ordinary course and generally in accordance with its terms and participants continue to be eligible to receive their bonuses. We also expect to implement an Annual Incentive Plan for fiscal year 2023 that will be generally consistent with the current year's plan, with some changes to account for the timing of the merger. We will provide more updates on the bonus plan as we have them.

Following closing, future structure of the Annual Incentive Plan structure will be evaluated by the integration teams for Poly and HP, and we will share that with you once completed.

Am I eligible for my sales bonus?

Yes, if you participate in the Sales Incentive Plan, the terms and conditions and bonus structure will remain in place through close of the transaction. Integration planning will address future structure of the sales plan and we will share that with you once completed.

Will this impact the upcoming focal cycle?

We expect to implement and make refresh grants in the upcoming focal cycle generally consistent with last year’s cycle. We will provide more updates on the focal cycle as we have them.

Will my contact information and channels convert to that of HP?

No. Both Poly and HP will continue to operate as separate companies until the transaction closes - so it’s business as usual.

Will there be any change to internal processes, such as submitting expenses, invoicing vendors, etc.?

No. Both Poly and HP will continue to operate as separate companies until the transaction closes - so it’s business as usual.

Will I still receive my W-2 and other tax documents from Poly?

Yes. Both Poly and HP will continue to operate as separate companies until the transaction closes - so it’s business as usual.

Can we interact with HP employees? Will I be working with them?

Not at this time. There are very strict regulations for companies during this interim period until close. Both Poly and HP will continue to operate as separate companies until the transaction closes - so it’s business as usual. We anticipate some employees will be interacting with HP employees as part of integration planning, but no customer proposals, pricing/product information or sensitive proprietary information can be shared with HP employees until the transaction closes.

If HP Is expecting to purchase Poly, why Is It called a definitive merger agreement rather than a definitive purchase agreement?

 Public company acquisitions are typically structured as a merger because of the number of stockholders involved. This is a technical distinction, but for your purposes, it is most important to understand that Poly will be acquired by HP.

Can I get a copy of the definitive merger agreement?

The merger agreement and other relevant documents will be filed by Poly with the Securities and Exchange Commission and will be publicly available at the SEC’s web site at http://www.sec.gov.

Will we remain Poly employees, or HP?

Until the transaction closes, both companies will operate separately - so you will remain a Poly employee and it will be business as usual.

Also, currently, both executive teams are focused on completing the initial steps of the merger. While the merger is being completed, we expect to immediately begin the process for determining these very important issues. No final decision has been made but we expect to be able to share these decisions over the next few months.

Will we move offices?

Until the transaction closes, both companies will operate separately - so it will be business as usual and you will continue working as you are now, either as a remote, hybrid or on-site worker.

What should I do if a reporter or analyst reaches out to me? What can I say?

If you are contacted by any member of the media or industry analyst community, simply thank them for their interest and refer the person directly to the appropriate contact at Poly, John Goodwin].

If I have questions, who should I speak with? When will I know more?

It’s natural to have questions about this, and we’re going to try to answer them as soon as we are able to do so.  As the integration process gets underway, our goal is to communicate important progress on milestones to everyone. Employees can send questions to their managers.

Will component requirements or demand requests change?

No. Until the transaction closes, it’s business as usual.

Do our customers and partners know about this transaction?

Yes, a communication was sent out earlier today to all customers and partners announcing the transaction.

How will our customers and partners likely to react to this?

We anticipate that our customers and partners will view this positively because this combination creates the opportunity for:

●	Continued investment and long-term strategic focus in our industry
●	The acceleration of innovative new products to meet the changing needs of our customers
●	Unique service capabilities for our customers and partners through a more efficient operating footprint and supply chain

How will this announcement affect our strategic alliances with our business partners?

We expect that this announcement will generate more excitement with our business partners.

My customers and partners are calling and asking me questions. What can I tell them?

Until the merger transaction is completed, it is Òbusiness as usual.Ó You can rely on the press release, customer and partner letters and this FAQ to share information. First and foremost, the top priority on both sides is to continue to provide our business partners and customers with consistent, high-quality service and support.

How will we get updates during this period between signing and closing?

We will continue to utilize our normal leadership communication channels during this period. As we get additional information, we will provide updates and forums for discussion.

I have more questions. How can I get them answered?

As always, please start by asking your leader. Please recognize we may not have immediate answers, but we think it is helpful to surface whatever questions you have.

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Additional Information and Where to Find It

Poly, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the proposed acquisition of Poly (the ÒTransactionÓ). Poly plans to file a proxy statement (the ÒTransaction Proxy StatementÓ) with the Securities and Exchange Commission (the ÒSECÓ) in connection with the solicitation of proxies to approve the Transaction. Robert C. Hagerty, Marv Tseu, Kathy Crusco, Brian Dexheimer, Greggory Hammann, Guido Jouret, Talvis Love, Marshall Mohr, Daniel Moloney, Dave Shull and Yael Zheng, all of whom are members of Poly’s Board of Directors, and Chuck Boynton who is Poly’s chief financial officer, are participants in Poly’s solicitation. None of such participants owns individually in excess of 1% of Poly’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Poly’s definitive proxy statement for its 2021 Annual Meeting of Stockholders (the Ò2021 Proxy StatementÓ), which was filed with the SEC on June 14, 2021. To the extent that holdings of Poly’s securities have changed since the amounts printed in the 2021 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Poly will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT POLY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Poly with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Poly’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Poly with the SEC in connection with the Transaction will also be available, free of charge, at Poly’s investor relations website (https://investor.poly.com) or by contacting Poly’s Investor Relations at IR@poly.com.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; the anticipated benefits of the Transaction and other considerations taken into account by Poly’s Board of Directors in approving the Transaction; and expectations for Poly prior to and following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Poly’s assumptions prove incorrect, Poly’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied on a timely basis or at all, including the risk that the required approval from Poly’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; the occurrence of any event, change or other circumstances that could give rise to the right to terminate the Transaction; possible disruption related to the Transaction to Poly’s current plans and operations, including through the loss of employees, customers and business partners; economic, market, business or geopolitical conditions (including resulting from the COVID-19 pandemic, supply chain disruptions, or the military conflict in Ukraine and related sanctions against Russia and Belarus) or competition, or changes in such conditions, negatively affecting Poly’s business, operations and financial performance;  the failure to realize anticipated benefits of the Transaction when expected or at all; and other risks and uncertainties detailed in the periodic reports that Poly files with the SEC, including Poly’s Annual Report on Form 10-K filed with the SEC on May 18, 2021, and Quarterly Reports on Form 10-Q filed with the SEC on July 30, 2021, October 28, 2021 and February 8, 2022, each of which may be obtained on the investor relations section of Poly’s website (https://investor.poly.com). All forward-looking statements in this communication are based on information available to Poly as of the date of this communication, and Poly does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.